*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 23, 2012.

WELLCARE HEALTH PLANS, INC.
Meeting Information Meeting Type: Annual Meeting For holders as of: March 26, 2012 Date: May 23, 2012 Time: 10:00 AM EDT
	Location:	WellCare Health Plans, Inc. 8735 Henderson Road Renaissance Center Tampa, Florida 33634
WELLCARE HEALTH PLANS, INC. P.O. Box 31390 Tampa, FL 33631-3390
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT	ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow -› [XXXX XXXX XXXX] (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one.  There is NO charge for requesting a copy.  Please choose one of the following methods to make your request:

1) 2) 3)	BY INTERNET: www.proxyvote.com BY TELEPHONE: 1-800-579-1639 BY EMAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow -› [XXXX XXXX XXXX] (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.  Please make the request as instructed above on or before May 9, 2012 to facilitate timely delivery.

—How To Vote —
Please Choose One of the Following Voting Methods

Vote in Person: To vote at the meeting, you will need to request a ballot to vote these shares. To obtain information about attending the meeting, contact Lisa Iglesias, our Secretary, at (813) 206-1393.

Vote By Internet: To vote by Internet now, go to www.proxyvote.com.  Have the information that is printed in the box marked by the arrow -› [XXXX XXXX XXXX] available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends you vote FOR the following:
1.	Election of ten directors to hold office unitl the Company's 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Nominees:
1.a	Charles G. Berg	The Board of Directors recommends you vote FOR proposal 2 and 3:

1.b	Carol J. Burt	2.	Ratification of the appointment of Deloitte & Touch LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.
1.c	Alec Cunningham

1.d	David J. Gallitano	3.	Advisory vote on the compensatin of the Company's named executive officers ("say on pay").

1.e	D. Robert Graham
The Board of Directors recommends you vote AGAINST the following proposal:
1.f	Kevin F. Hickey

1.g	Christian P. Michalik	4.	Stockholder proposal regarding a political contributions and expenditures report, if properly presented at the Annual meeting.

1.h	Glenn D. Steele, Jr.

1.i	William L. Trubeck

1.j	Paul E. Weaver